                              VAST SOLUTIONS, INC.

                                 EXHIBIT INDEX
                                  FOR FORM S-1

EXHIBIT
 NUMBER                         DOCUMENT DESCRIPTION
-------                         --------------------
   3.1*     Certificate of Incorporation of Vast Solutions, Inc.
   3.2*     Bylaws of Vast Solutions, Inc.
   4.1*     Certificate for shares of Vast Solutions, Inc.'s Class B
            common stock, par value $0.01 per share.
   4.2*     Rights Agreement, dated                     , between Vast
            Solutions, Inc. and                , as rights agent.
   5.1*     Opinion of Mayer, Brown and Platt.
  10.1*     2000 Stock Option Plan.
  23.1      Consent of Ernst & Young LLP.
  23.2      Consent of Ernst & Young LLP.
  23.3*     Consent of Mayer, Brown & Platt (included in the opinion
            filed as exhibit 5.1 to this registration statement).

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* To be included with an amendment to this registration statement.